SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 10, 2005

TRIAD HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29816	75-2816101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2005 Triad Hospitals, Inc. (the “Company”) and certain of the Company’s subsidiaries, as guarantors, entered into an Amended and Restated Credit Agreement with the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, The Bank of Nova Scotia as syndication agent, and JPMorgan Chase Bank, N.A., SunTrust Bank, and Wachovia Bank, National Association, as documentation agents (the “Amended and Restated Credit Agreement”), which replaces the Company’s existing amended and restated credit facility dated as of April 27, 2001. The Amended and Restated Credit Agreement provides for senior secured credit facilities aggregating up to $1.1 billion, consisting of a six year $500 million Term Loan A facility and a six year $600 million revolving credit facility. The Company’s obligations are guaranteed by its domestic subsidiaries, with certain limited exceptions, and are secured by security interests granted in all of the Company’s and the guarantors’ personal and real property, with certain exceptions.

The interest rate applicable to the credit facilities is, at the Company’s option, a floating base rate, plus a margin of 0% to 0.75%, or the eurocurrency rate, plus a margin of 0.875% to 1.75%. The applicable margin is determined based on the Company’s consolidated total leverage ratio. The Term Loan A facility is subject to scheduled amortization. In addition, depending upon the Company’s consolidated total leverage ratio, the credit facilities are required to be repaid with up to 100% of net proceeds from any debt issuance, except for certain permitted indebtedness; up to 100% of the net proceeds from certain asset sales, with limited exceptions; and up to 25% of the net proceeds from any equity issuance, with limited exceptions.

The Amended and Restated Credit Agreement contains a number of covenants, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, the Company’s ability to incur debt; incur liens; merge or consolidate with other companies; sell assets; make certain investments; and enter into transactions with affiliates; and a covenant that limits the amount of dividends or distributions that may be paid to stockholders. Events of default under the Amended and Restated Credit Agreement include the failure to pay principal or interest when due; the breach of any representation or warranty; covenant defaults; impairment of loan documentation or any guarantees; and cross-defaults to certain other indebtedness.

In the ordinary course of their respective businesses, some of the lenders under the Amended and Restated Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates.

A copy of the Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

On June 10, 2005 the Company issued a press release announcing the execution of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Amended and Restated Credit Agreement dated as of June 10, 2005 among Triad Hospitals, Inc., as borrower, certain of its subsidiaries, as guarantors, the lenders named therein, Bank of America, N.A., as administrative agent, The Bank of Nova Scotia, as syndication agent, and JPMorgan Chase Bank, N.A., SunTrust Bank, and Wachovia Bank, National Association, as documentation agents.

99.1	Press Release issued by Triad Hospitals, Inc. on June 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ Rebecca Hurley
Rebecca Hurley
Senior Vice President and General Counsel

Date: June 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of June 10, 2005 among Triad Hospitals, Inc., as borrower, certain of its subsidiaries, as guarantors, the lenders named therein, Bank of America, N.A., as administrative agent, The Bank of Nova Scotia, as syndication agent, and JPMorgan Chase Bank, N.A., SunTrust Bank, and Wachovia Bank, National Association, as documentation agents.

99.1	Press Release issued by Triad Hospitals, Inc. on June 10, 2005.